                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ]   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
        14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to (Section)240.14a-12

                                YOUBET.COM, INC.

                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      (1)  Title of each class of securities to which transaction applies:


           ---------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:


           ---------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


           ---------------------------------------------------------------------
      (4)  Proposed maximum aggregate value of transaction:


           ---------------------------------------------------------------------
      (5)  Total fee paid:

           ---------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:


           ---------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement No.:


           ---------------------------------------------------------------------
      (3)  Filing Party:


           ---------------------------------------------------------------------
      (4)  Date Filed:


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
                                YOUBET.COM, INC.
                               5901 DE SOTO AVENUE
                        WOODLAND HILLS, CALIFORNIA 91367
                            TELEPHONE: (818) 668-2100



                                                                November 6, 2002


Dear Fellow Stockholder:

     You are cordially invited to attend Youbet.com's Annual Meeting of Stockholders to be held on December 9, 2002, beginning at 10:00 A.M. Pacific Standard Time, at our executive offices, 5901 De Soto Avenue, Woodland Hills, California 91367.

     You are being asked to elect seven directors to the Board of Directors, amend the 1998 Employee Stock Option Plan and ratify the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2002. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote "FOR" the nominees proposed, the amendment to the 1998 Stock Option Plan and the ratification of the selection of BDO Seidman, LLP.

     The Board of Directors appreciates and encourages stockholder participation in Youbet.com's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                          Very truly yours,


                                          Lawrence R. Lucas
                                          Chairman of the Board

                                          David M. Marshall
                                          Vice-Chairman of the Board

                                          Charles F. Champion
                                          President and Chief Executive Officer

                                YOUBET.COM, INC.
                               5901 DE SOTO AVENUE
                        WOODLAND HILLS, CALIFORNIA 91367
                            TELEPHONE: (818) 668-2100



                                                                November 6, 2002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Youbet.com, Inc. will be held at Youbet.com, Inc., 5901 De Soto Avenue, Woodland Hills, California 91367, on December 9, 2002, beginning at 10:00 A.M. Pacific Standard Time, for the following purposes:

     1. To elect seven directors of the Company to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified;

     2.  To amend the 1998 Stock Option Plan;

     3. To ratify the selection of BDO Seidman, LLP as independent auditors for the fiscal year ending December 31, 2002; and

     4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Stockholders of record at the close of business October 14, 2002 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A complete list of these stockholders will be available at least ten days prior to the annual meeting at Youbet.com's executive offices at 5901 De Soto Avenue, Woodland Hills, California 91367.

     Stockholders are requested to complete, sign, date and mail the enclosed proxy card in the envelope provided. No postage is required if mailed in the United States.


                                           By Order of the Board of Directors



                                           Charles F. Champion
                                           President and Chief Executive Officer

                                YOUBET.COM, INC.
                               5901 DE SOTO AVENUE
                        WOODLAND HILLS, CALIFORNIA 91367
                            TELEPHONE: (818) 668-2100


                                   -----------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 9, 2002
                             DATED OCTOBER 30, 2002


                                   -----------

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING


THE ANNUAL MEETING

     The Annual Meeting of Stockholders of Youbet.com, Inc. will be held on Monday, December 9, 2002 beginning at 10:00 A.M. Pacific Standard Time, at the Company's executive offices: 5901 De Soto Avenue, Woodland Hills, California 91367. At this meeting, stockholders will be asked to elect seven directors, amend the 1998 Stock Option Plan, ratify the selection of BDO Seidman, LLP, as Youbet.com's independent auditors for the fiscal year ending December 31, 2002 and transact such other business as may properly come before the meeting. This proxy statement, together with the accompanying notice and enclosed proxy card, are first being sent to the stockholders on or about November 6, 2002.

WHO IS ENTITLED TO ATTEND AND VOTE AT THE MEETING?

     Stockholders of record at the close of business on October 14, 2002 are entitled to attend and vote at the meeting. Each share of common stock is entitled to one vote. The proxy card provided with this proxy statement indicates the number of shares of our common stock that you own and are entitled to vote.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on October 14, 2002, the record date, will constitute a quorum for purposes of this meeting. As of the record date, 23,422,600 shares of Youbet.com common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and broker non-votes will be counted.

HOW DO I VOTE BY PROXY?

     Your vote is very important. Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States.

     If you properly fill in your proxy card and we receive it in time to vote at the meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board, as follows:

     1.  FOR the election of all seven nominees for director.

     2.  FOR the amendment to the 1998 Stock Option Plan.

     3. FOR the ratification of the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2002.

     If any other matter is presented, your proxy will vote your shares in accordance with your proxy's best judgment. At present, the Board knows of no other business that is intended to be acted on at the meeting.

CAN I VOTE BY TELEPHONE OR ON-LINE?

     No. We do not offer that service option this year.

HOW DO I VOTE IF MY SHARES ARE HELD BY MY BROKER?

     If your shares are held by your broker in "street name," you should instruct your broker concerning how to vote your shares in the manner provided by your broker. A "broker-non-vote" occurs when a broker holding shares as nominee for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. You may change your vote at any time before the proxy is exercised. To change your vote, you may:

     1. File with the Secretary of Youbet.com a written notice "revoking" your earlier vote;

     2. Submit to our transfer agent a properly completed and signed proxy card with a later date; or

     3. Vote in person at the meeting (although merely attending the meeting will not revoke your proxy).

HOW DO I VOTE IN PERSON?

     If you plan to attend the meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must contact such entity with respect to the procedure for you to vote in person.

WHY ARE WE INCREASING THE STOCK OPTION POOL FOR THE 1998 STOCK OPTION PLAN?

     The amendment is necessary to ensure that Youbet.com will be able to offer stock options to attract and retain key employees. The last amendment to the 1998 Stock Option Plan was at the 2000 Annual Meeting at which time it was increased by 1,000,000 to 3,500,000 shares of common stock for options granted there under. The Board has increased this limit by 5,000,000 shares to 8,500,000 shares of common stock, subject to stockholder approval.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

     1. For the election of directors. The seven nominees for director who receive the most votes from those shares present or represented at the meeting will be elected. If you do not vote for a particular nominee, your broker does not vote your shares held in street name, or if you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum.

     2. For the amendment to the 1998 Stock Option Plan. An affirmative vote of a majority of the outstanding shares present or represented at the meeting and which are entitled to vote is required for the approval of the amendment to the 1998 Stock Option Plan. Unless otherwise instructed on your signed proxy, your shares will be voted FOR approval of the amendment to the 1998 Stock Option Plan. If your shares represent a broker-non-vote, your vote will not count either "for" or "against" the proposal. Abstentions will have the same effect as a vote against the proposal. Both abstentions and broker non-votes will count toward the presence of a quorum.

     3. For the ratification of BDO Seidman, LLP, as our independent auditors for the fiscal year ending December 31, 2002. An affirmative vote of a majority of the outstanding shares present or represented at the meeting and which are entitled to vote is required for the ratification of the selection of BDO Seidman, LLP as our independent auditors. Unless otherwise instructed on your signed proxy, your shares will be voted FOR ratification of the selection of BDO Seidman, LLP as our independent auditors. Abstentions will have the same effect as a vote against ratifying the selection of auditors. If not ratified, the selection of BDO Seidman, LLP will be reconsidered by the Board, although the Board will not be required to select different independent auditors for Youbet.com.

     4. Other matters. Generally, the affirmative vote of a majority of the outstanding shares present or represented at the meeting and which are entitled to vote on the matter is required for all other matters which may properly come before the meeting. At present, the Board knows of no other matters to be presented for stockholder action at the meeting.

HOW ARE WE SOLICITING PROXIES?

     Proxies will be solicited on our behalf principally by mail, but additional solicitations may be made by telephone or other media by our officers or employees. We may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by us.

                           PROPOSALS TO BE VOTED UPON
                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     You are being asked to vote to elect seven directors at this meeting. The Board has nominated Lawrence R. Lucas, David M. Marshall, Charles F. Champion, Gary Adelson, Joseph F. Barletta, Guy Chipparoni, and James Edgar. Proxies may not be voted for a greater number of persons than the number of nominees named.

     We know of no reason why any of the nominees would be unable to serve as a director. If such a situation arises, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the meeting may be filled by the Board.

     Provided below is a brief description of the business experience of each nominee for at least the past five years and directorships held in other companies, including all companies which are subject to the reporting requirements under the federal securities laws.

THE NOMINEES

LAWRENCE R. LUCAS, age 48, has served as Chairman of the Board since April 24, 2002. Mr. Lucas joined the Youbet.com, Board of Directors on January 11, 2002. Mr. Lucas is a seasoned executive with an extensive and diverse background in the fields of gaming and public safety as well as political affairs and social services. Since October 1987, Mr. Lucas has served as president of Conor Communications Company, the nation's largest provider of emergency services support to the cellular and wireless communications industry. Mr. Lucas also counsels development stage companies in the telecommunications, Internet commerce and wireless industries on strategic planning, financing and governmental affairs issues.

DAVID M. MARSHALL, age 39, has served on the Board since March 2002 when he rejoined Youbet.com as Chairman of the Board and Chief Executive Officer. In September 2002, Mr. Marshall became Vice Chairman of the Board of Directors when Charles Champion was promoted to Chief Executive Officer. From 1987 to 1999, Mr. Marshall served as a senior executive and director of Youbet.com. From 1989 to 1998 he held the title of Chairman of the Board and CEO. Mr. Marshall was also the co-founder of MiddleWare Telecom Corporation and PC-Totes, Inc, both of which merged into Youbet.com. In 1987, PC-Totes developed the world's first fault-tolerant, PC based computer totalisator system that is now used to operate wagering at horse and dog racing tracks in the Pacific Rim. MTC, a consulting company specializing in interactive systems development, had a client portfolio that included General Motors, True North Advertising, NTN Communications, and Maxwell Communications in the U.K.

CHARLES F. CHAMPION, age 48, has served as Director since March 21, 2002. Mr. Champion joined Youbet.com, in March 2002 as President and Chief Operating Officer and was promoted to Chief Executive Officer on September 11, 2002. From July 2001 through March 2002, Mr. Champion served as a consultant to various firms. From January 1999 to June 2001, Mr. Champion was President and Publisher of Access Magazine. From 1995 through 1999, Mr. Champion served as Senior Vice President of Circulation and Marketing for Philadelphia Newspapers, Inc., a Knight Ridder Company, which includes the Philadelphia Inquirer and Daily News. From October 1990 to June 1995, Mr. Champion held various executive positions including Executive Vice-President of Sun-Times Company in Chicago and served as the President of the Chicago Sun-Times Charity Trust. Mr. Champion held a number of management and executive positions from 1973 to 1990 with both the Daily News of Los Angeles and Freedom Newspapers, the publisher of the Orange County Register.

GARY ADELSON, age 49, has served as Director since April 24, 2002. Since February 1997, Mr. Adelson has been the Managing Partner of EastWest Venture Group. In 1993, Mr. Adelson founded Interactive Cable Systems, a private cable and telephony company that was acquired by MCI. Mr. Adelson began his career as producer of the long-running television series Eight is Enough. He went on to produce many other successful television series, television films, mini-series, and feature films, including The Last Starfighter, a revolutionary film first utilizing reality-based CGI, the Emmy-winning Sybil, Hook, Universal Soldier, and It Could Happen to You. He is a member of the Academy of Television Arts and Sciences, Academy of Motion Picture Arts and Sciences, the American Film Institute, and the Directors Guild of America.

JAMES EDGAR, age 56, has served as Director since June 19, 2002. Mr. Edgar's career in government spans 30 years. He served in the Illinois executive branch for 20 years, including two four-year terms as Illinois's 38th Governor and 10 years prior to that as Secretary of State. He worked in the legislative branch of government for 10 years, which included his election to the Illinois House of Representatives. As Governor, Mr. Edgar crafted legislation that allowed horse racing to remain competitive with the rapidly growing riverboat casino industry. He also created laws to improve housing conditions for workers and their families at Illinois tracks. Since leaving the Governor's Office in January 1999, Mr. Edgar and members of his family have engaged in raising and racing thoroughbreds and standardbreds. Mr. Edgar serves as senior advisor at KemperLesnik Public Affairs, a division of Chicago-based KemperLesnik Communications, and on a variety of corporate and not-for-profit boards of directors.

GUY CHIPPARONI, age 44, has served as Director since April 16, 2002. Mr. Chipparoni has been President of KemperLesnik Public Affairs, a division of KemperLesnik Communications since October 1998. The unit specializes in community, government and media relations, issues management and grassroots outreach. Prior to joining KemperLesnik, Mr. Chipparoni was senior managing director of public affairs at Hill & Knowlton's Chicago office, where, from 1992 to 1997, he built one of the most successful public affairs organizations in the Midwest. Prior to joining H&K, Mr. Chipparoni served as a Press Secretary to the Illinois Secretary of State and, later, former Governor Jim Edgar. Mr. Chipparoni also has worked on behalf of private industry by serving as liaison to state and local government to build support for corporate initiatives.

JOSEPH F. BARLETTA, age 66, is nominated to fill the position of Director effective December 9, 2002. Mr. Barletta is an attorney and media business consultant with offices in California. For the past five years he has been general counsel for the law firm Seyfarth, Shaw, Fairweather & Geraldson. Prior executive positions have been with The Wall Street Journal, and the Chicago Tribune, and as CEO and/or COO of New York Daily News, San Francisco Newspaper Agency (San Francisco Chronicle and San Francisco Examiner), Freedom Communications, Thomson Newspapers, TV Guide Magazine, and Murdoch Magazines. Mr. Barletta is currently a member of the board of advisors of Silicon Prairie Partners, a venture capital firm, and of Digital Star Equity Ventures, a private equity investment firm specializing in media. He is also a member of the board of directors of Lebhar-Friedman, Inc., an international business publisher, and of Armanino Foods of Distinction, a publicly traded specialty food manufacturer. On a part-time basis, Mr. Barletta also has served as a Public Utilities Commissioner for the City and County of San Francisco and as Senior Associate Counsel to the Office of Independent Counsel in Washington, D.C.


            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF
                        ALL SEVEN NOMINEES FOR DIRECTOR.

                                 STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF YOUBET.COM'S STOCK?

     As of September 30, 2002, there were 23,422,600 shares of common stock outstanding. The table below sets forth information as of September 30, 2002, listing individuals and entities who are known, primarily from Schedules 13D and 13G filed by such individuals and entities, to beneficially own more than 5% of our common stock.

                                                                                 AMOUNT OF SHARES
                                                                                   BENEFICIALLY           PERCENT OF SHARES
     NAME AND ADDRESS OF BENEFICIAL OWNER  (1)                                         OWNED                 OUTSTANDING

     Robert M. Fell..........................................................        1,604,550(2)                6.4%
              3453 Padaro Lane
              Carpinteria, California 93013
     David M. Marshall.......................................................        1,390,493(3)                5.6%
              5901 De Soto Avenue
              Woodland Hills, California 91367
     Russell M. Fine.........................................................        1,327,771(4)                5.4%
              371 Dalkeith Avenue
              Los Angeles, California 90049
     ODS Technologies, LP  dba  TVG..........................................       20,317,619(5)                51.0%
              12421 West Olympic Blvd.
              Los Angeles, California  90064

     1. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and generally includes all voting or investment power with respect to securities. Except as noted, and subject to community property laws, the persons named in the table above have sole voting power of their Youbet.com common stock.

     2. Robert M. Fell: Includes 300,100 shares of common stock represented by fully vested stock options and 1,200,000 shares of common stock represented by a warrant which is currently exercisable. Includes 104,450 shares of common stock owned by Robert M. Fell Living Trust.

     3. David M. Marshall: Includes 100 shares of common stock represented by a fully vested stock option, 127,939 shares of common stock represented by exercisable common stock purchase warrants, and 416,667 shares of common stock represented by vested stock options granted pursuant to a Services Agreement between the Company and David Marshall, Inc. provided Proposal No. 2, Amendment 1998 Stock Option Plan as stated herein, is approved by the stockholders. Excludes shares of common stock and common stock purchase warrants owned by Sid Marshall and the Marshall Gift Trust for which Sid Marshall functions as Trustee. David
         M. Marshall is the son of Sid Marshall.

     4. Russell M. Fine: Includes 100 shares of common stock represented by a fully vested stock option and 120,171 shares of common stock represented by exercisable common stock purchase warrants.

     5. TVG: Includes 16,432,969 shares of common stock subject to adjustment as described below represented by a warrant which is currently exercisable.

         On May 18, 2001, the Company issued to TVG an initial warrant (the "Initial TVG Warrant"), entitling TVG to purchase an aggregate of up to 3,884,650 shares of Youbet.com common stock (the "Initial Warrant Shares") at an exercise price of $0.001 per share exercisable for a period of three years pursuant to a Warrant Issuance Agreement (the "Warrant Agreement"). The Initial TVG Warrant was exercised during the quarter ended June 30, 2002.

         The Company issued to TVG an additional warrant (the "Additional TVG Warrant") on September 20, 2001 (the time the Warrant Agreement was approved by the stockholders) entitling TVG to purchase for an aggregate exercise price of $41,082,422 (subject to adjustment as provided in the Additional TVG Warrant) a number of shares of common stock which, when aggregated with the Initial Warrant Shares, is equal to 51% of the sum of (i) the total number of shares of Youbet.com common stock outstanding on the date the Additional TVG Warrant is exercised, plus (ii) the total number of shares of common stock issuable upon exercise of the Additional TVG Warrant, plus (iii) the total number of Initial Warrant Shares then issuable upon exercise of the Initial TVG Warrant. In order to maintain TVG's rights in acquiring 51% of the Company, the Company is obligated to issue additional warrants to TVG upon the exercise of any stock options or warrants, or if the Company issues any additional securities. The number of warrants to be issued to TVG would be equivalent to the number of stock options or warrants exercised or the number of additional securities issued. In addition, the Additional TVG Warrant contains provisions for adjusting the exercise price in the event the Company makes certain additional issuances of common stock or securities exercisable for or convertible into common stock at a price less than the defined reference price per share ($2.50 per share) on which the aggregate exercise price of the Additional TVG Warrant is based, or (ii) engages in certain issuer tender offers for the repurchase of shares of its common stock.


HOW MUCH STOCK IS OWNED BY YOUBET.COM'S OFFICER'S, DIRECTORS, AND NOMINEE DIRECTORS?

The following table sets forth, as of September 30, 2002, the amount of our common stock beneficially owned by:

     1.  Directors and nominees;

     2.  The officers named in the Executive Compensation table;

     3.  All directors and executive officers as a group.

              STOCK OWNERSHIP OF OFFICERS, DIRECTORS, AND NOMINEES
                            AS OF SEPTEMBER 30, 2002

                                                                                   AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER  (1)                                                   OF BENEFICIAL OWNERSHIP         PERCENT OF CLASS
Lawrence R. Lucas.......................................................                583,334(2)                   2.4%
David M. Marshall.......................................................              1,390,493(3)                   5.6%
Charles F. Champion.....................................................                246,667(4)                   1.0%
Gary Adelson............................................................                 26,667(5)                      *
Guy Chipparoni..........................................................                 26,667(6)                      *
James Edgar.............................................................                 30,000(7)                      *
Brad S. Rosenberg.......................................................                 26,667(8)                      *
Joseph F. Barletta......................................................                   ----                      ----

All directors and executive officers as a group - 10 persons............              4,664,695                     16.6%
Named Executive Officers:
Robert Fell - resigned March 20, 2002...................................              1,604,550(9)                   6.4%
Phillip C. Hermann - resigned April 11, 2002............................                456,400(10)                  1.9%
Ron Luniewski - resigned April 8, 2002..................................                273,250(11)                  1.2%

     * Less than one percent

     1. Beneficial ownership is determined according to the rules of the Securities and Exchange Commission and generally includes all voting or investment power with respect to securities. Except as noted, and subject to community property laws, the persons named in the table above have sole voting power of their common stock.

     2. Lawrence Lucas: Includes 66,667 shares of common stock represented by fully vested stock options, 100,000 shares of common stock represented by exercisable warrants, and 416,667 shares of common stock represented by vested stock options granted pursuant to a Services Agreement between the Company and Conor Communications Company provided Proposal No. 2, Amendment 1998 Stock Option Plan as stated herein, is approved by the stockholders.

     3. David M. Marshall: Includes 100 shares of common stock represented by a fully vested stock option, 127,939 shares of common stock represented by exercisable warrants, and 416,667 shares of common stock represented by vested stock options granted pursuant to a Services Agreement between the Company and David Marshall, Inc. provided Proposal No. 2, Amendment 1998 Stock Option Plan as stated herein, is approved by the stockholders. Excludes shares of common stock and common stock purchase warrants owned by the Memorial Gift Trust for which Sid Marshall functions as Trustee. David M. Marshall is the son of Sid Marshall.

     4. Charles C. Champion: Consists of 246,667 shares of common stock represented by fully vested stock options provided Proposal No. 2, Amendment 1998 Stock Option Plan as stated herein, is approved by the stockholders.

     5. Gary Adelson: Consists of 26,667 shares of common stock represented by fully vested stock options.

     6. Guy Chipparoni: Consist of 26,667 shares of common stock represented by fully vested stock options.

     7. James Edgar: Consists of 30,000 shares of common stock represented by fully vested stock options.

     8. Brad S. Rosenberg: Consists of 26,667 shares of common stock represented by fully vested stock options.

     9. Robert Fell: Includes 300,100 shares of common stock represented by fully vested stock options and 1,200,000 shares of common stock represented by a warrant which is currently exercisable. Includes 104,450 shares of common stock owned by Robert M. Fell Living Trust.

     10. Phillip C. Hermann: Consists of 456,400 shares of common stock represented by fully vested stock options.

     11. Ron Luniewski: Consists of 273,250 shares of common stock represented by fully vested stock options. Upon exercise of vested stock options, Mr. Luniewski may only sell or transfer up to 136,625 shares acquired during the period April 5, 2002 through April 4, 2003.

         INFORMATION ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

WHO SITS ON OUR BOARD?

     The Board currently consists of the following seven members: Lawrence R. Lucas, Charles F. Champion, David M. Marshall Gary Adelson, Guy Chipparoni, James Edgar and Brad S. Rosenberg. Mr. Rosenberg is not standing for reelection. In place of Mr. Rosenberg, the Board has nominated Joseph Barletta. The Board is comprised of only one class. All of the directors serve from the time they are appointed until the next meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among directors and executive officers.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board has standing Strategic Planning, Executive Committee, Compensation, and Audit Committees.

     Messrs. Lucas, Champion, Chipparoni, Marshall, Rosenberg, and Adelson are the current members of the Strategic Planning Committee. The Strategic Planning Committee is responsible for negotiating, structuring and reviewing the Corporation's strategic initiatives, including possible business combinations, joint ventures, marketing alliances and other similar transactions.

     Messrs. Lucas, Champion, and Marshall are the members of the Executive Committee. The Executive Committee generally has the power of the Board and acts as needed between meetings of the Board.

     Messrs. Chipparoni and Rosenberg are the current members of the Compensation Committee. The Compensation Committee administers, reviews and approves, subject to review by the Board, the Company's stock option plans and makes recommendations to the Board of Directors regarding compensation, including payment of salaries, bonuses and incentive compensation and other benefit programs, including those relating to our senior management.

     Messrs. Adelson, Rosenberg, and Chipparoni are the current members of the Audit Committee. The Audit Committee interacts with the Company's Chief Financial Officer concerning independent auditors and the establishment and oversight of internal accounting and auditing controls.

     The Board does not have a Nominating Committee. The functions of the Nominating Committee are performed by the full Board.

HOW OFTEN DID THE BOARD MEET AND HOW WAS THE PRESENT BOARD FORMED?

     During the 2001 fiscal year, the Board met 5 times and acted pursuant to two unanimous written consents. Coinciding with the return of David Marshall as Chief Executive Officer in March 2002, six new directors including Mr. Marshall were elected to the present Board. A seventh director, Lawrence Lucas, stayed on from the prior Board.

HOW ARE OUR 2002 DIRECTORS COMPENSATED?

     Employee Directors. Directors who are also employees receive no additional compensation for serving on the Board or its committees.

     Non-Employee Directors. Non-employee directors receive no annual retainer or meeting fees, but are reimbursed for travel costs and other out-of-pocket expenses incurred to attend Board and Committee meetings. With the appointment of Lawrence R. Lucas in January 2002, we granted to Mr. Lucas options to acquire 40,000 shares of common stock, pursuant to our 1998 Stock Option Plan, at an exercise price of $0.80. With the appointment of Gary Adelson, Guy Chipparoni, and Brad Rosenberg in April 2002, we granted to each new member options to acquire 40,000 shares of common stock, pursuant to our 1998 Stock Option Plan, with an exercise price of $0.68. With the appointment of James Edgar in June 2002, we granted to Mr. Edgar options to acquire 40,000 shares of common stock, pursuant to our 1998 Stock Option Plan, at an exercise price of $0.50. The options vest monthly over one year and are exercisable for a period of ten years from the date of grant.

     See also "Employment and Service Agreements" below.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     In June 1998, Youbet.com entered into a Securities Purchase Agreement with the Robert M. Fell Living Trust (the "Fell Trust"). Pursuant to the Securities Purchase Agreement, the Fell Trust acquired 20,000 shares of Series A Convertible Preferred Stock and a warrant to purchase 1,200,000 shares of Youbet.com's common stock (the "Fell Warrant"). The purchase price for the Series A Convertible Preferred Stock acquired by the Fell Trust was $25.00 per share, of which $10,000 was paid in cash and $490,000 was paid in the form of a promissory note (the "$490,000 Note"). The purchase price for the Fell Warrant was $75,000, of which $5,000 was paid in cash and $70,000 was paid in the form of a promissory note (the "$70,000 Note"). The Fell Warrant expires on June 29, 2008, and entitles the Fell Trust to purchase 1,200,000 shares of common stock at $2.50 per share. The Fell Warrant is exercisable one-sixth commencing on June 29, 1998, and one-sixth thereafter on each six-month anniversary date. The Fell Warrant also provides that, with certain exceptions, the common stock received upon the exercise of the Fell Warrant may not be sold until one year following the date the shares were first able to be purchased. The $490,000 Note bears interest at the rate of 8% per annum, which may, at the option of the Fell Trust, be paid currently or added to the principal amount of the note. The $490,000 Note is due June 29, 2002, provided that the Fell Trust is required to prepay the note, without penalty, as soon as possible consistent with its other cash requirements. The $70,000 Note bears interest at the rate of 6% per annum, which may, at the option of the Fell Trust, be paid currently or added to the principal amount of the note. The $70,000 Note is due on June 29, 2008. The Fell Trust has pledged the Fell Warrant and the Series A Convertible Preferred Stock acquired pursuant to the Securities Purchase Agreement to secure its obligations under the $490,000 Note and the $70,000 Note. In December 1998 the Fell Trust converted the Series A Preferred Stock into common stock. On July 8, 1999, the Board approved the recommendation of the Compensation Committee to grant Fell & Company, Inc. a performance-based bonus as a result of the services of Robert M. Fell which has been credited against the Notes, consisting of a $280,000 (plus accrued interest), credited in recognition of the completion of the placement of 11% Senior Convertible Discounts Notes, $140,000 (plus accrued interest) credited in recognition of the completion of Youbet.com's secondary offering, $70,000 (plus accrued interest) to be credited at such time as Youbet.com achieves 15,000 customers and $70,000 (plus accrued interest) to be credited at such time as Youbet.com achieves 25,000 customers. As result of the bonuses described above, the $70,000 Note has been satisfied and the outstanding principal balance on the $490,000 Note has been reduced to $140,000. The Fell Trust has agreed that the $140,000 Note will be with full recourse to the Fell Trust and Youbet.com has released to the Fell Trust all of the collateral pledged in connection with the Note. The $140,000 note plus accrued interest was netted against amounts owed to Mr. Fell due to his cancellation of the Service Agreement in November 2001.

     In June 1998, Russell Fine and Youbet.com entered into an employment agreement pursuant to which Mr. Fine served as Executive Vice President and Chief Technology Officer. Mr. Fine received a base salary of $150,000 in 1999, and other miscellaneous benefits. Effective December 31, 1999 Mr. Fine's base salary was increased to $165,000. Mr. Fine was also entitled to receive an annual bonus determined by the Board of Directors. The employment agreement permitted Mr. Fine to terminate the agreement after December 31, 1999 and receive the compensation and benefits provided under the agreement for the lesser of two years or the remaining portion of the term, but at least one year. Mr. Fine's agreement was terminated on May 3, 2000 and he resigned as a member of the Board of Directors and as Executive Vice President and Chief Technology Officer. Effective May 3, 2000 Mr. Fine and Youbet.com entered into a consulting agreement pursuant to which Mr. Fine will provide consulting services to Youbet.com for a period of three years. For making his services available, Mr. Fine receives a base fee of $182,500 per year and other miscellaneous benefits.

     In January 1999, David Marshall, Inc. and Youbet.com entered into a services agreement pursuant to which David M. Marshall served as Vice-Chairman of the Board of Youbet.com until December 31, 1999. For making Mr. Marshall's services available, David Marshall, Inc. received a base fee of $150,000 per year plus the amount of payroll taxes Youbet.com would have paid if Mr. Marshall were an employee of Youbet.com and other miscellaneous benefits. David Marshall, Inc. was also entitled to receive an annual bonus determined by the Board in its discretion. David Marshall, Inc. terminated the agreement pursuant to a provision which permitted David Marshall, Inc. to terminate the agreement at anytime after December 31, 1999 and receive the compensation and benefits provided under the agreement for two years. The services agreement replaced an employment agreement entered into between Mr. Marshall and Youbet.com in June 1998, which had substantially the same terms. Mr. Marshall resigned his position as Vice Chairman and officer effective December 31, 1999. Mr. Marshall was re-appointed Chairman of the Board and Chief Executive Officer on March 21, 2002. In September 2002, Mr. Marshall became Vice Chairman of the Board.

     The Company entered into a Securities Purchase Agreement on March 21, 2002, whereby the prior Board approved the issuance of two one-year secured notes each in the principal amount of $100,000 at an interest rate of 12% to (1) a corporation owned by David Marshall, who became the Company's Chairman of the Board and Chief Executive Officer, and (2) Lawrence Lucas. As consideration for the notes, Mr. Marshall's and Mr. Lucas's corporations each received five-year warrants to purchase 100,000 share of the Company's common stock at an exercise price of $0.50 per share. The sale of the notes and the issuance of the warrants was part of an aggregate financing in the amount of $750,000. Both principal and all interest accrued on this note will be payable at the earlier of (1) one-year following the issuance date of the note, or (2) ninety days following the Company's completion of additional funding in an amount greater than two million dollars.

     In June 2002, the Company entered into a three year Consulting Agreement with James Edgar to provide political and legislative advice as directed by the CEO. In consideration, Mr. Edgar received options to purchase up to 60,000 shares of common stock at an exercise price of $0.50 per share, vesting ratably over 36 months with a ten-year term.

     In May 2001, Youbet.com entered into a track content and patent license agreement and a warrant issuance agreement with ODS Technologies, L.P., dba TVG. These agreements relate to the grant by TVG to Youbet.com of a non-exclusive license to use telephones and certain simulcast audio, video and data content for the purpose of streaming such content online and the agreement of race tracks to accept wagers based on such content, and to use TVG's patented systems for making pari-mutuel wagers on horse races online. Among other things, the agreements call for Youbet.com to issue to TVG two warrants to purchase common stock of the Company and pay certain fees to TVG. See also footnote 5 under the first Stock Ownership table for more information.

     See also "Employment and Service Agreements" below.

                               EXECUTIVE OFFICERS

WHO ARE YOUBET.COM'S EXECUTIVE OFFICERS?

NAME                                                 AGE   POSITION
----                                                 ---   --------
Lawrence R. Lucas..................................   48   Chairman of the Board
David M. Marshall..................................   39   Vice Chairman of the Board
Charles F. Champion................................   48   President and Chief Executive Officer
Gary W. Sproule....................................   52   Chief Financial Officer
Michael Veitch.....................................   55   Vice President and Chief Marketing Officer

     Biographical information concerning Messrs. Lucas, Champion and Marshall, who are also nominees for director, can be found under the caption "ELECTION OF DIRECTORS--The Nominees". Biographical information concerning our executive officers who are not nominees for director are briefly described below with respect to their business experience and directorships held in certain other companies, including all companies which are subject to the reporting requirements under the federal securities laws.

GARY W. SPROULE

     Mr. Sproule has served as Chief Financial Officer of Youbet.com since June 4, 2002. Prior to joining the company, Mr. Sproule served as Chief Financial Officer at Disney Interactive where he had worldwide finance responsibilities including strategic planning, controllership, operations, administration and information technology. Prior to Disney Interactive, Mr. Sproule served as

Chief Financial Officer of WhatsHotNow.com, from 2000 to 2001, and prior to that Chief Financial Officer of Magnet Interactive Communications, from 1997 to 2000. Mr. Sproule spent 25 years at UNOCAL, from 1972 to 1997, where he last held the position of Chief Operating Officer for the 76 Products Marketing Division.

MICHAEL VEITCH

     Mr. Veitch assumed the position of Chief Marketing Officer in October of 2002. Prior to joining the company, from July 2001 through September of 2002, Mr. Veitch resumed his activity in early stage media ventures. From April 1998 through June 2001, Mr. Veitch served as the CEO and Vice Chairman of Access Media Inc., the Publishers of Access Magazine. Previous to that, from July 1996 through early 1998 Mr. Veitch was President of Community Newspaper Company. He has amassed 30 years of relevant consumer marketing and general management experience, primarily in the newspaper and magazine industries. His early career included product management positions at both the Washington Post and The New York Times. He has subsequently held General Manager or President's position at major newspaper operations in 3 of the top 10 metropolitan markets. Mr. Veitch was also Chairman and CEO of the country's second largest independent newspaper representative firm.

                             EXECUTIVE COMPENSATION

HOW WERE OUR EXECUTIVE OFFICERS COMPENSATED IN 2001?

     The following table sets forth all compensation paid by Youbet.com for the years ended December 31, 2001, 2000, and 1999 to those individuals who served as Chief Executive Officer in 2001 and other executive officer of Youbet.com whose total salary and bonus for 2001 exceeded $100,000.

                                                                  ANNUAL COMPENSATION                              SECURITIES
                                            -----------------------------------------------------------------      UNDERLYING
                                                                                                                    OPTIONS
                                                                                                OTHER                 SARS
                                                                                               ANNUAL               OPTIONS
NAME AND PRINCIPAL POSITION                   YEAR         SALARY            BONUS          COMPENSATION              SARS
                                            ---------  ---------------   --------------  --------------------  -------------------
Robert M. Fell  (1).........................  2001        $1,286,047(2)    $        -        $  187,895(3)                 -
   Chairman of the Board                      2000           234,436                -            80,626(4)        $  300,000
                                              1999           217,033          420,000(5)              *                    -

Ron W. Luniewski  (8).......................  2001           168,875           80,000                 *              206,300(6)
   Co-Chief Executive Officer and Chief       2000           168,899                -                 *              245,100(7)
   Operating Officer                          1999           153,125           12,500           281,600(9)           100,000(10)

Phillip C. Hermann  (14)....................  2001           168,702           80,000            89,812(11)          206,300(12)
   Co-Chief Executive Officer and Chief       2000           162,947                -            87,832(12)          230,100(13)
   Financial Officer                          1999           153,125           12,500            87,247(13)           50,000

     * Amounts in aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive.

     1. Represents compensation paid to Fell & Company, Inc. for the services of Robert M. Fell (see "Employment and Service Agreements" below.) Mr. Fell served as Chief Executive Officer until November 8, 2001, when he resigned. Mr. Fell resigned as a Director on March 21, 2002.

     2. Includes a lump sum payment of two times the base fee per the Fell Service Agreement due to Mr. Fell upon his termination of the service agreement in November 2001, and includes $113,745 paid in 2001 representing retroactive increase in pay relating to services in 2000.

     3. Represents $177,279 in disability and life insurance reimbursements, and $10,616 in auto expenses.

     4. Represents $69,457 in disability and life insurance reimbursements, and $11,169 in auto expenses.

     5. Represents a bonus, which was applied against amounts owed to the Company by Mr. Fell. (See "Certain Relationships and Related Transactions" below.)

     6. Represents 153,150 stock options granted in 2001, of which 100,000 were terminated April 15, 2002, leaving a balance of 53,150.

     7. Represents 245,100 stock options repriced from various prices to $0.69 in December 2000 of which 25,000 were cancelled on April 5, 2002 leaving a remaining balance of 220,100.

     8. Mr. Luniewski was appointed Chief Operating Officer in November 2000, and Director and Co-Chief Executive Officer in November 2001 through March 14, 2002, when he resigned as a Director and Co-Chief Executive Officer. Mr. Luniewski served as a non-officer employee until April 5, 2002.

     9. Represents automobile allowance of $6,600 and income of $275,000 resulting from the exercise of options.

     10. Represents 100,000 stock options issued in 1999 of which 25,000 terminated on April 15, 2002 leaving a remaining balance of 75,000.

     11. Represents automobile allowance of $9,000 in 2001, $7,020 in 2000 and $6,435 in 1999 and income of $80,812 for all years shown relating to a stock option awarded in 1998.

     12. Represents 206,300 stock options issued in 2001 of which 30,000 terminated on April 11, 2002 leaving a remaining balance of 176,000.

     13. Represents 50,000 stock options issued in March 2000, and 180,100 stock options (including the 50,000 stock options issued to Mr. Hermann in March 2000) repriced from various prices to $0.69 in December 2000 of which 5,100 terminated on April 11, 2002.

     14. Mr. Hermann was appointed Director and Co-Chief Executive Officer in November 2001. Mr. Hermann relinquished his Co-Chief Executive Officer position on March 21, 2002 and became President and Chief Operating Officer through March 28, 2002. Mr. Hermann had been the Company's Chief Financial Officer and Executive Vice President since May 1998. On April 11, 2002, Mr. Hermann resigned as an Executive Officer and as a Director. Mr. Hermann served as a non-officer employee until July 11, 2002.

                               STOCK OPTION PLANS

1995 STOCK OPTION PLANS

     In November 1995, Youbet.com's board of directors approved the 1995 Stock Option Plans for Non-Employee Directors (collectively, the "1995 Stock Plans"). The 1995 Stock Plans provide for the granting of awards of incentive stock options, non-qualified stock options, and stock appreciation rights. The aggregate number of shares of common stock available for issuance under the 1995 Stock Plans as amended were 15% of the total number of shares of common stock outstanding. The 1995 Stock Plans are closed and no additional options will be granted under these Plans.

1998 STOCK OPTION PLAN

     In February 1998, Youbet.com's board of directors approved the 1998 Stock Option Plan and reserved 1,000,000 shares of common stock for options granted thereunder. Effective September 23, 1999, shareholders approved an increase of 1,500,000 shares for a total of 2,500,000 shares. Effective September 21, 2000, shareholders approved an additional increase of 1,000,000 shares for a total of 3,500,000 shares.

     The 1998 Stock Plan provides for the granting of incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986 and non-qualified stock options. Non-qualified stock options may be granted to employees, directors, officers and consultants of Youbet.com, while incentive stock options may be granted only to employees and its affiliates.

     The 1998 Stock Plan is currently administered by the board of directors, which determines the terms and conditions of the options granted under the 1998 Stock Plan, including the exercise price, number of shares subject to options and the vesting and exercisability of options granted under the 1998 Plan. The exercise price of the incentive stock options granted under the 1998 Stock Plan must be at least equal to the fair market value of the common stock of Youbet.com on the date of grant, and must be 110% of fair market value when granted to a 10% or more stockholder. The exercise price of non-qualified stock options will be determined by the board of directors.

     The term of all options granted under the 1998 Stock Plan may not exceed ten years, except the term of incentive options granted to a 10% or more stockholder may not exceed five years. The board of directors may suspend or terminate and may amend the 1998 Plan from time to time, except that certain types of amendments will require approval of the stockholders. Upon termination of a participant's employment or consulting relationship with Youbet.com, all unvested options terminate and are no longer exercisable unless extended by the Board of Directors. Vested qualified options remain exercisable for a period not to exceed three months following the termination date, unless the participant was terminated for cause or voluntarily resigned in which all vested options will also terminate.

     The purchase price for all options is payable in full upon exercise and may be paid by cash, by a check drawn against sufficient funds, by delivery to Youbet.com of a promissory note from the option holder, or such other consideration as the Compensation Committee in its sole discretion determines to be consistent with the 1998 Stock Option Plan's purpose and applicable law, or a combination of such methods of payment. If common stock of Youbet.com is used to pay the purchase price of the shares as to which the option is exercised, the Compensation Committee will value such common stock in accordance with procedures established by it. Any promissory note to purchase shares underlying the options will be a full recourse, interest-bearing obligations secured by the shares being purchased and contain such terms as the Compensation Committee may require.

     Options may not be transferred or assigned except upon the death of the option holder provided that, if permitted by the applicable option agreement, non-qualified options may be transferred to the option holder's spouse, adult lineal descendants, adult spouses of adult lineal descendants or trusts for the benefit of the option holder's minor or adult lineal descendants.

     The 1998 Plan also permits Youbet.com to assist a participant to exercise options granted under the 1998 Plan, including paying any tax obligations arising therefrom by making a loan to the participant, permitting the participant to pay the exercise price of the stock option over a term of years or guaranteeing a loan.

     The 1998 Stock Option Plan will terminate on the earlier of February 6, 2008 or the date on which no additional shares of stock are available for issuance under the plan.

     The term of all options granted under the 1998 Stock Option Plan may not exceed ten years, except that the term of incentive options granted to a 10% or more stockholder may not exceed five years.

     In a registration statement filed with the SEC effective September 29, 1999, the underlying shares of common stock for the 1995 and 1998 Stock Option Plans were registered.

     The purchase price for all options is payable in full upon exercise and may be paid in cash, by a check drawn against sufficient funds, by delivery to Youbet.com of a promissory note from the option holder, or such other consideration as the Compensation Committee in its sole discretion determines to be consistent with the 1998 Stock Option plan's purpose and applicable law, or a combination of such methods of payment. If common stock of Youbet.com is used to pay the purchase price of the shares as to which the option is exercised, the Compensation committee will value such common stock in accordance with procedures established by it. Any promissory note to purchase shares underlying the options will be a full recourse, interest-bearing obligation secured by the shares being purchased and contain such terms as the Compensation Committee may require.

     The market value of the shares of Youbet.com common stock as of September 30, 2002 as listed on the NASDAQ SmallCap Market was $0.53 per share.

     Options may not be transferred or assigned except upon the death of the option holder provided that, if permitted by the applicable option agreement, non-qualified options may be transferred to the option holder's spouse, adult lineal descendants, adult spouses of adult lineal descendants or trusts for the benefit of the option holder's minor or adult lineal descendants.

     The grant of a non-qualified stock option under the 1998 Stock Option Plan will not result in any federal income tax consequences to the option holder or to Youbet.com. Upon exercise of a non-qualified stock option, the option holder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. Youbet.com is entitled to an income tax deduction in the amount of the income recognized by the option holder. Any gain or loss on the option holder's subsequent disposition of the shares of Youbet.com common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. Youbet.com does not receive a tax deduction for any such gain. The federal maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6%. The federal maximum rate at which long-term capital gains for most types of property are taxed is 20%.

     The grant of an incentive stock option under the 1998 Stock Option Plan will not result in any federal income tax consequences to the option holder or to Youbet.com. An option holder recognizes no federal taxable income upon exercising an incentive stock option, subject to the alternative minimum tax rules discussed below, and Youbet.com receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the option holder has held the shares of common stock. If the option holder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the option holder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. Youbet.com is not entitled to any deduction under these circumstances.

     If the option holder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of the difference between the amount realized on the disposition and the exercise price, or the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. Youbet.com, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder.

     The "spread" under an incentive stock option--i.e., the difference between the fair market value of the shares at exercise and the exercise price--is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     The foregoing is only a summary of the current effect of federal income taxation upon the option holder and Youbet.com with respect to the shares purchased under the 1998 Stock Option Plan. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of a option holder's death or the income tax laws of any municipality, state or foreign country to which such option holder may be subject.

         The Board may suspend or terminate and may amend the 1998 Stock Option Plan from time to time, except that certain types of amendments will require approval of the stockholders. Upon termination of an option holder's employment or consulting relationship with Youbet.com, all unvested options terminate and are no longer exercisable. Vested qualified options remain exercisable for a period not to exceed three months following the termination date, unless the option holder was terminated for cause or voluntarily resigned in which all vested options will also terminate.

     The 1998 Stock Option Plan also permits Youbet.com to assist a option holder to exercise options granted under the 1998 Stock Option Plan, including paying any tax obligations arising therefrom by making a loan to the option holder, permitting the option holder to pay the exercise price of the stock option over a term of years or guaranteeing a loan.

                              OPTION GRANTS IN 2001

     The following table sets forth certain information regarding option grants to each of Youbet.com's named executive officers during the year ended December 31, 2001.

                                                                                                            RATES OF STOCK PRICE
                                                                                                                APPRECIATION
                                                                 INDIVIDUAL GRANTS (1)                         FOR OPTION TERM
                                               --------------------------------------------------------     ------------------------
                                                PERCENT OF
                                                NUMBER OF
                                                SECURITIES    TOTAL OPTIONS
                                               UNDERLYING       GRANTED TO        EXERCISE
                                                 OPTIONS         EMPLOYEES         PRICE       EXPIRATION
       NAME                                     GRANTED(1)       IN 2001         PER SHARE        DATE            5%         10%
       ----                                     ----------       -------         ---------        ----            --         ---
Robert M. Fell(2)...........................      300,000         20.09%           $1.09       3/14/2010     $205,649     $521,154
Phillip C. Hermann..........................      106,300          7.12%           $0.97      12/31/2008       64,846      164,332
Phillip C. Hermann..........................      100,000          6.70%           $1.00      12/31/2008       62,889      159,374
Ron W. Luniewski............................      106,300          7.12%           $0.97       4/08/2005       64,846      164,332
Ron W. Luniewski............................      100,000          6.70%           $1.00       4/08/2005       62,889      159,374

     1. Options were granted under the 1998 Stock Option Plan and are exercisable for common stock.
     2. Represents options issued in 2000 repriced to $1.09 on June 29, 2001, the current market price on the date of the repricing.

                   OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth the number of shares acquired upon the exercise of stock options during the year ended December 31, 2001 and the number of shares covered by both exercisable and unexercisable stock options held by each of the named executive officers at December 31, 2001.

                                                                      NUMBER OF SECURITIES                     VALUE OF
                                                                     UNDERLYING UNEXERCISED            UNEXERCISED IN-THE-MONEY
                                                                     OPTIONS AT YEAR-END (1)            OPTIONS AT YEAR-END (2)
                                                                ---------------------------------  -------------------------------
                                 SHARES
                                ACQUIRED           VALUE
NAME                           ON EXERCISE       REALIZED        EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                           -----------       --------        -----------     -------------      -----------      -------------
Robert M. Fell...............           -         $     -          300,100                 -         $     -             $    -
Ron W. Luniewski.............           -               -          273,250           178,150(3)            -                  -
Phillip C. Hermann...........           -               -          456,400(4)        130,000(4)            -                  -
                               ----------         -------        ---------          --------         ----------        -----------
Total........................           -         $     -          822,250           315,650         $     -             $    -
                               ==========         =======        =========          ========         ==========        ===========

     1. Options shown were granted under the 1995 and 1998 Stock Option Plans and are exercisable for common stock. See "Stock Option Plans" for a description of these options.

     2. The dollar values are calculated by determining the difference between the weighted average exercise price of the options and the closing market price for the common stock which was $0.51 on December 31, 2001.

     3. Of the 451,400 total stock options, 178,150 were terminated on April 5, 2002. The remaining 273,250 expire on April 8, 2005.

     4. Of the 586,400 total stock options, 130,000 were relinquished. The remaining 456,400 expire on December 31, 2008.

                          OPTION AND WARRANT REPRICING

                                                                              TEN-YEAR OPTION/SAR REPRICING
                                                 ----------------------------------------------------------------------------------
                                                                                                                      LENGTH OF
                                                                                                                       ORIGINAL
                                                    NUMBER OF                                                        OPTION TERM
                                                   SECURITIES        MARKET PRICE       EXERCISE                     REMAINING AT
                                                   UNDERLYING        OF STOCK AT        PRICE AT                       DATE OF
                                                  OPTIONS/SARS         TIME OF          TIME OF           NEW        REPRICING OR
                                                   REPRICED OR       REPRICING OR     REPRICING OR      EXERCISE      AMENDMENT
NAME                                  DATE           AMENDED          AMENDMENT        AMENDMENT         PRICE         (MONTHS)
----                               ------------  ----------------   ---------------  ---------------   -----------  ---------------
Robert M. Fell...............        June 2001       300,000            $1.09            $4.88           $1.09            98
   Chairman of the Board

REPORT ON OPTION REPRICING

     In May 2001, the Fell Services Agreement and related option and warrant agreements were amended such that the exercise price of the 300,000 stock options held by Mr. Fell was reduced from $4.88 per share to $0.97 per share. In June 2001, Mr. Fell agreed to increase the exercise price of the Fell Warrants and the 300,000 stock options held by Mr. Fell to $1.09 per share, the closing trading price of Youbet.com's common stock on June 29, 2001.

     On August 1, 2001, the Board of Directors approved an option repricing plan whereby each current non-executive employees' previously issued stock options at exercise prices over $1.00 were repriced to the then current market price of the common stock, $1.00. The Board believed that many of the stock options previously granted by the Company no longer provided the performance incentive intended by the option because the exercise price of many of the Company's outstanding stock options was substantially above the market price of the common stock. Pursuant to the repricing plan, 378,774 options were repriced to $1.00. Each repriced option retained its expiration date and vesting schedule.

EMPLOYMENT AND SERVICE AGREEMENTS

DO OUR EXECUTIVE OFFICERS HAVE ANY SPECIAL EMPLOYMENT, TERMINATION OF EMPLOYMENT, OR CHANGE-IN-CONTROL ARRANGEMENTS?

     In March 2001 Ron Luniewski and Youbet.com entered into an employment agreement pursuant to which Mr. Luniewski would serve as Executive Vice President and Chief Operating Officer of Youbet.com through April 2002. This employment agreement provided for Mr. Luniewski to receive an annual salary of $157,500, however, effective May 1, 2001, the salary was increased to $175,000. Mr. Luniewski was also eligible to receive an annual bonus determined by the Board in its discretion. This employment agreement replaced an employment agreement entered into between Mr. Luniewski and Youbet.com in February 2000, expiring on April 2001 which had substantially the same terms. Mr. Luniewski resigned as Co-Chief Executive Officer and Director effective March 14, 2002. Mr. Luniewski served as a non-officer employee until April 5, 2002. On April 5, 2002, the Company entered into a Mutual Release agreement ("Release") with Ron Luniewski whereby the Company agreed to extend the term of the employee stock options granted to Mr. Luniewski and which were vested as of the date of the Release until April 8, 2005. Under the terms of the Release, Mr. Luniewski may only sell or transfer up to half of the shares acquired upon the exercise of these stock options during the next twelve-month period commencing as of the date of the Release. The remaining half of Mr. Luniewski's shares can be sold after one year.

     The Company entered into a Services Agreement with Fell & Company, Inc., which expired on June 30, 2001. This agreement called for Robert Fell to be compensated at $237,000 per annum. In May 2001, the Fell Services Agreement and related option and warrant agreements were amended as follows: (a) the base fee was increased by $150,000 retroactive to March 8, 2000; (b) the exercise price for 750,000 of the Fell Warrants was reduced from $2.50 per share to $0.45 per share, the exercise price of the remaining Fell Warrants was reduced to $0.97 per share, based upon the price of Youbet.com's common stock after the announcement of the TVG transaction, and the exercise price of the 300,000 stock options held by Mr. Fell was reduced from $4.88 per share to $0.97 per share;
(c) for a 90-day period after the Company's stockholders meeting on September 20, 2001, Fell & Company, Inc. could terminate the Fell Services Agreement; and
(d) if the Fell Services Agreement was so terminated, (i) Fell & Company, Inc. would receive a lump sum payment of two times the base fee (increased as provided above), (ii) Youbet.com must continue to provide the non-salary benefits provided for in the Fell Services Agreement for two years, including premium payments on a life insurance policy, (iii) the 150,000 unvested stock options held by Mr. Fell would vest, (iv) if Mr. Fell is not then serving as a director, he would render consulting services (up to ten hours per month) through May 9, 2003 without any additional compensation and (v) if so requested by the Board, Mr. Fell would serve as Chairman of the Board through May 9, 2002. In June 2001 the Board approved further amendments to the Fell Services Agreement extending the period of time during which Mr. Fell could terminate the Fell Services Agreement to one year after the Company's stockholders meeting on September 20, 2001. Also, in June 2001, Mr. Fell agreed to increase the exercise price of the Fell Warrants and the 300,000 stock options held by Mr. Fell to $1.09 per share, the closing trading price of Youbet.com's common stock on June 29, 2001.

     Effective November 8, 2001, Mr. Fell resigned as the Company's Chief Executive Officer. In accordance with the Fell Services Agreement described above, Mr. Fell received a lump sum payment of two times the base fee, net of amounts due to Youbet.com (consisting principally of the $140,000 note receivable plus accrued interest). Mr. Fell continued to render services to Youbet.com receiving compensation under the Fell Services Agreement through February 8, 2002. Pursuant to Mr. Fell's resignation agreement on March 21, 2002, the Company agreed to pay Fell & Company, Inc., $55,000 (which included $38,000 in accrued vacation) in lieu of any future benefits (including whole life insurance, health/dental/vision/disability insurance, auto allowance and related auto expenses) that Mr. Fell would have been entitled to under the amended Services Agreement. Mr. Fell continued as Chairman of the Board of Directors through March 21, 2002 when he resigned as Chairman of the Board.

     Effective November 8, 2001 Phillip Hermann and Youbet.com entered into an employment agreement pursuant to which Mr. Hermann would serve as Co-Chief Executive Officer and Chief Financial Officer of Youbet.com through April 2003. This employment agreement provided for Mr. Hermann to receive an annual salary of $175,000. Mr. Hermann was also eligible to receive an annual bonus determined by the Board in its discretion. Mr. Hermann was issued 100,000 in stock options at $1.00, the fair market value on the date of the grant. This employment agreement replaced an employment agreement entered into between Mr. Hermann and Youbet.com in March 2001 expiring in April 2002 which had substantially the same terms. On March 21, 2002, Mr. Hermann and Youbet.com entered into an employment agreement pursuant to which Mr. Hermann serves as President, Chief Operating Officer, and Chief Financial Officer of Youbet.com through April 2004. This employment agreement provides for Mr. Hermann to receive an annual salary of $225,000. Mr. Hermann is also eligible to receive an annual bonus determined by the Board in its discretion. Mr. Hermann was issued 200,000 in stock options at $0.64, the fair market value at the date of the grant. In addition, on October 27, 2001, Mr. Hermann and Youbet.com entered into a one year severance agreement pursuant to which upon a change of control as defined in the severance agreement, and at Mr. Hermann's election, Mr. Hermann can terminate his employment agreement and receive a lump sum payment equal to one year salary plus benefits. In addition, if Mr. Hermann elects to terminate his employment agreement, all options held by Mr. Hermann become vested immediately and Mr. Hermann will have three years to exercise his options from the date of termination. On March 28, 2002, Mr. Hermann resigned as President and Chief Operations Officer. On April 11, 2002, the Company entered into a Separation Agreement (the "Agreement") with Mr. Hermann whereby, effective immediately, Mr. Hermann resigned as an executive officer of the Company and as a member of the Board of Directors. Mr. Hermann continued to serve as Chief Financial Officer through June 4, 2002 at which time a new Chief Financial Officer was hired. Under the terms of the Agreement, Mr. Hermann will provide services to Youbet.com until December 31, 2003. For making his services available, Mr. Hermann will receive his annual salary and other benefits. As part of the Agreement, Mr. Hermann's stock options became fully vested and as consideration, Mr. Hermann agreed to certain restrictions on the sale of shares underlying his stock options and to relinquish 130,000 of his stock options.

     Effective February 1, 2002, the Company entered into a services agreement with David Marshall Inc. ("DMI"). This agreement provides for the Company to retain the services of David Marshall through January 31, 2004, as Vice Chairman and a member of the Executive Committee and to provide other consulting services to the Company for an annual fee of $220,000 plus a sum equal to the amount of payroll and other taxes that the Company would be required to pay if Mr. Marshall were employed by the Company. At the discretion of the Board of Directors, Mr. Marshall is eligible to receive a bonus in recognition of his performance and contributions. DMI was granted 1,000,000 options at a price of $0.64 pursuant to the Company's 1998 Stock Option Plan provided Proposal No. 2, Amendment 1998 Stock Option Plan as stated herein, is approved by the stockholders. In the event of a change of control, the Company will issue to DMI a special achievement bonus of 300,000 shares of common stock in the company. If there is a change in control and the service agreement with DMI is terminated, DMI will be entitled to a severance payment in an amount equal to one year's base fee.

     Effective February 1, 2002, the Company entered into a services agreement with Conor Communications Company ("CCC"). This agreement provides for the Company to retain the services of Lawrence Lucas through January 31, 2004, as Chairman of the Board of Directors and to provide other consulting services to the Company for an annual fee of $220,000 plus a sum equal to the amount of payroll and other taxes that the Company would be required to pay if Mr. Lucas were employed by the Company. At the discretion of the Board of Directors, Mr. Lucas is eligible to receive a bonus in recognition of his performance and contributions. CCC was granted 1,000,000 options at a price of $0.64 pursuant to the Company's 1998 Stock Option Plan provided Proposal No. 2, Amendment 1998 Stock Option Plan as stated herein, is approved by the stockholders. In the event of a change of control, the Company will issue to CCC a special achievement bonus of 300,000 shares of common stock in the company. If there is a change in control and the service agreement with CCC is terminated, CCC will be entitled to a severance payment in an amount equal to one year's base fee.

     Effective March 11, 2002, Charles Champion and Youbet.com entered into an employment agreement pursuant to which Mr. Champion serves as a Director, President and Chief Operating Officer of Youbet.com through March 2005. This employment agreement provides for Mr. Champion to receive an annual salary of $200,000 during the first year and subject to annual increases. Mr. Champion received $25,000 as a signing bonus and is also eligible to receive an annual bonus during the first year to be determined by the Board in its discretion and based on attaining certain profitability goals thereafter. Mr. Champion will receive a monthly car allowance in the amount of $750. Mr. Champion was granted 400,000 stock options at an exercise price of $0.50, pursuant to the Company's 1998 Stock Option Plan provided Proposal No. 2, Amendment 1998 Stock Option Plan as stated herein, is approved by the stockholders.

     Effective April 22, 2002, Mr. Champion and Youbet.com entered into a First Amendment to the original employment agreement dated March 11, 2002. After the original employment agreement was entered into, the Company and Mr. Champion learned that certain vesting and matching provisions of the Agreement could not be honored (the "Impediment"). In order to make Champion whole as a result of the Impediment and in order to clarify his rights with respect to stock options, this First Amendment was entered into. The Amendment provides that in the event of separation from the Company for any reason before expiration of employment agreement, Mr. Champion will be reimbursed for the unvested portion of company matched funds in his 401k account.

     Effective September 11, 2002, Mr. Champion and Youbet.com entered into a Second Amendment to the original employment agreement dated March 11, 2002, to reflect his appointment to the position of Chief Executive Officer, in addition to President. Effective September 1, 2002, his annual salary was increased to $340,000 and he was granted an additional 350,000 stock options at an exercise price of $0.54, pursuant to the Company's 1998 Stock Option Plan provided Proposal No. 2, Amendment 1998 Stock Option Plan as stated herein, is approved by the stockholders. The first 50,000 options vest immediately, with the remaining 300,000 options vesting at the rate of 1/30th per month. The amendment also provided that Mr. Champion will receive a special achievement bonus of 150,000 shares of the Company's common stock upon a change of control as defined therein. Mr. Champion will be reimbursed up to $60,000 during the period September 1, 2002 through August 31, 2003 for duplicative living expenses while working in Los Angeles and residing in Pennsylvania.

     Effective June 3, 2002, Gary W. Sproule and Youbet.com entered into an Employment Agreement pursuant to which Mr. Sproule serves as Chief Financial Officer of Youbet.com through June 2, 2004. This employment agreement provides for Mr. Sproule to receive an annual salary of $225,000 during the first year and an annual salary of $250,000 during the second year. Mr. Sproule is eligible to receive an annual bonus during the first and second years to be determined by the Board in its discretion and based on attaining certain profitability goals thereafter. Mr. Sproule is to receive a monthly car allowance in the amount of $750. Mr. Sproule was granted 300,000 stock options at an exercise price of $0.78, pursuant to the Company's 1998 Stock Option Plan provided Proposal No. 2, Amendment 1998 Stock Option Plan as stated herein, is approved by the stockholders. If there is a change in control and Mr. Sproule's employment is terminated, he will be entitled to a severance payment equal to 90 days of his annual compensation.

     The Company entered into an Employment Agreement with Michael J. Veitch on September 30, 2002, whereby Mr. Veitch will serve as Vice President and Chief Marketing Officer through October 1, 2004. This employment agreement provides for Mr. Veitch to receive an annual salary of $200,000 during the first year and an annual salary of $250,000 during the second year. Mr. Veitch received $25,000 as a signing bonus and is also eligible to receive an annual bonus during the first year and second year, to be determined by the Board in its discretion and based on attaining certain profitability goals thereafter. Mr. Veitch was granted 100,000 stock options with a vesting period of 60 days, at an exercise price of $0.53, pursuant to the Company's 1998 Stock Option Plan provided Proposal No. 2, Amendment 1998 Stock Option Plan as stated herein, is approved by the stockholders. If there is a change in control and Mr. Veitch's employment is terminated, he will be entitled to a severance payment equal to 6 months of his annual compensation. Mr. Veitch is to receive a monthly car allowance in the amount of $750 and will be reimbursed up to $30,000 during the period September 30, 2002 through September 30, 2003 for duplicative living expenses while working in Los Angeles and residing in Massachusetts.

                                 PROPOSAL NO. 2
                     AMENDMENT TO THE 1998 STOCK OPTION PLAN

GENERAL

     You are being asked to approve an amendment to the 1998 Stock Option Plan which was originally adopted by the Board in February 1998. This amendment to the 1998 Stock Option Plan will be effective upon approval by the stockholders of Youbet.com. The amendment reserves an additional 5,000,000 shares of Youbet.com common stock for options in addition to the 3,500,000 shares previously reserved for a total of 8,500,000 shares of common stock. The principal features of the 1998 Stock Option Plan are summarized in the section entitled "Stock Option Plans". Copies of the 1998 Stock Option Plan will be available at the meeting and may also be obtained by making written requests to Youbet.com, 5901 De Soto Avenue, Woodland Hills, California 91367.

     As of September 30, 2002, there were 6,410,493 stock options granted under the plan, of which 2,910,493 options require stockholders' approval of the amendment to the plan.

     THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF YOUBET.COM TO HAVE STOCK OPTIONS AVAILABLE FOR GRANT TO EMPLOYEES, DIRECTORS, OFFICERS, AND CONSULTANTS WHO PROVIDE SERVICES TO YOUBET.COM. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN. UNLESS OTHERWISE INSTRUCTED ON YOUR SIGNED PROXY, IT WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3
                        SELECTION OF INDEPENDENT AUDITORS

     The Board, acting on the recommendation of its Audit Committee, has selected the firm of BDO Seidman, LLP, which has served as independent auditors of Youbet.com since March 3, 1998, to conduct an audit, in accordance with generally accepted auditing standards, of Youbet.com's consolidated financial statements for the fiscal year ending December 31, 2002. A representative of that firm is expected to be present at the meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. This selection is being submitted for ratification at the meeting. If not ratified, the selection will be reconsidered by the Board, although the Board will not be required to select different independent auditors for Youbet.com. Unless otherwise instructed on your signed proxy, it will be voted FOR ratification of the selection of BDO Seidman, LLP.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS YOUBET.COM'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

AUDIT FEES

     The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for the 2001 fiscal year were $85,000.00.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     BDO Seidman, LLP did not render any professional services to the Company for financial information systems design and implementation, as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X under the federal securities laws, during the year ended December 31, 2001.

ALL OTHER FEES

     The aggregate fees billed by BDO Seidman, LLP for all other services rendered to the Company during the fiscal year ended December 31, 2001, other than audit services, were $11,740.00.

                             AUDIT COMMITTEE REPORT

     The following Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing by Youbet.com under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Youbet.com specifically incorporates this Report by reference therein.

     The Audit Committee of the Board is composed of three directors. The Board of Directors, in its business judgment, has determined that all current members of the Audit Committee are "independent" as required by the listing standards of The NASDAQ Stock Market.

     The Audit Committee operates under a written charter that was adopted by the Board on May 11, 2000.

     Management is responsible for Youbet.com's internal control and financial reporting process. The independent accountants are responsible for performing an independent audit of Youbet.com's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to oversee Youbet.com's financial reporting process and report the results of its activities to the Board of Directors.

     In performing its oversight role, the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standard No. 1, Independent Discussions with Audit Committees. The Audit Committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the accountants' independence and has discussed with the independent accountants that firm's independence.

     In reliance on the reviews and discussions referred to in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Youbet.com's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                      Members of the 2002 Audit Committee

                                               Gary Adelson
                                               Guy Chipparoni
                                               Brad S. Rosenberg

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, Youbet.com's directors, its executive officers and any persons holding more than ten percent of Youbet.com's common stock are required to report their ownership of Youbet.com's common stock and any changes in that ownership to the Securities and Exchange Commission. Based solely on a review of such reports and the statements of its directors, executive officers and shareholders, Youbet.com believes all required reports were timely filed except that David Marshall was late in filing a report with respect to sales of common stock in May 2001.

                              STOCKHOLDER PROPOSALS

     If you wish to submit proposals to be included in Youbet.com's year 2002 proxy statement, Youbet.com must receive them on or before August 11, 2003. Please address your proposals to Youbet.com's Corporate Secretary at Youbet.com, Inc., 5901 De Soto Avenue, Woodland Hills California 91367. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

     In addition, our bylaws provide that any shareholder proposals, including nominations of directors, may be considered at a stockholders meeting, only if written notice of the proposal is delivered to Youbet.com not less than 50 nor more than 75 days in advance of the meeting. A stockholder's notice to Youbet.com concerning nominations for director shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director the name, age, business address and, if known, the residence address of each nominee proposed in such notice, the principal occupation or employment of such nominee, and the number of shares of our common stock beneficially owned by such nominee and (b) as to the stockholder giving notice (i) the stockholder's name and address as they appear on Youbet.com's books and (ii) the class and number of shares of Youbet.com stock that are beneficially owned by such stockholder. A stockholder's notice to Youbet.com with respect to such other proposals shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, (b) the stockholder's name and address as they appear on Youbet.com's books, (c) the class and number of shares of Youbet.com stock that are beneficially owned by such stockholder and (d) any material interest of the stockholder in such proposal.

                                  ANNUAL REPORT

     A copy of Youbet.com's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2001, is being mailed with this proxy statement to all stockholders of record as of October 14, 2002.